Exhibit 8(c)(4): Amendment No. 4 to the Participation among Variable Insurance Products Fund II, Fidelity Distributors Corporation and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 4

This is an Amendment to the Participation Agreement dated February 1, 1994, as previously amended, (the Agreement) among Variable Insurance Products Fund II (the Fund), Fidelity Distributors Corporation (the Underwriter) and United of Omaha Life Insurance Company (the Company). This Amendment is effective August 3, 1999.

The Fund, Underwriter and the Company hereby agree to replace the Schedule A and Schedule C of the Agreement by inserting the following in its entirety:

Schedule A
----------

----------------------------------------------------------------------------------------------------------------------
Name of Separate Account and Date               Contracts Funded by
Established by Board of Directors                 Separate Account                  Designated Portfolios
----------------------------------------------------------------------------------------------------------------------
United of Omaha Life Insurance Company                0616L                        Asset Manager Portfolio
Separate Account C (12-1-93)                          6090L                          Index 500 Portfolio
(Variable Annuities)                                6500L-0898                Asset Manager:  Growth Portfolio
                                                                                    Contrafund Portfolio
                                                                                      VIP Equity Income
----------------------------------------------------------------------------------------------------------------------
United of Omaha Life Insurance Company              6347L-0697                     Asset Manager Portfolio
Separate Account B (8-27-96)                        6387L-1197                       Index 500 Portfolio
(Variable Life)                                                                Asset Manager: Growth Portfolio
                                                                                    Contrafund Portfolio
                                                                                      VIP Equity Income
----------------------------------------------------------------------------------------------------------------------

Schedule C
----------

Sponsors of other investment companies currently available under variable annuities issued by the Company through any Account shown in Schedule A:

Alger American Fund; Insurance Management Series (Federated); MFS Variable Insurance Trust; Pioneer Group; Scudder; T. Rowe Price; and Morgan Stanley Fund.

Signed by the parties:
                                    United of Omaha Life Insurance Company
                                    By its authorized officer,
                                    By:    /s/
                                           -------------------------------

                                           Richard A. Witt
                                    Title: Senior Vice President
                                    Date:  9/15/99

                                    Variable Insurance Products Fund II
                                    By its authorized officer,
                                    By:    /s/
                                           -------------------------------
                                    Title: Senior Vice President
                                    Date:  8/26/99

                                    Fidelity Distributors Corporation
                                    By its authorized officer,

                                    By:    /s/
                                           -------------------------------
                                    Title: Vice President
                                    Date: